Exhibit 31.4
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
I, Thomas P. Kelly, in my capacity as principal financial officer of Critical Therapeutics, Inc., certify that:
1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Critical Therapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: April 15, 2008

/s/ Thomas P. Kelly Thomas P. Kelly
Chief Financial Officer and Senior Vice President of Finance and Corporate Development (Principal Financial Officer)